Exhibit 99.1

CONTACTS:	Dennis Oates	Paul A. McGrath	June Filingeri
	Chairman,	VP Administration,	President
	President and CEO	General Counsel and	Comm-Partners LLC
	(412) 257-7609	Corporate Secretary	(203) 972-0186
(412) 257-7603

FOR IMMEDIATE RELEASE

MICHAEL D. BORNAK TENDERS HIS RESIGNATION AS

VICE PRESIDENT OF FINANCE, CFO AND TREASURER OF UNIVERSAL STAINLESS

BRIDGEVILLE, PA, March 24, 2015 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) announced today that Michael D. Bornak, Vice President of Finance, Chief Financial Officer and Treasurer of Universal Stainless & Alloy Products, Inc. (the “Company”), notified the Company of his intention to resign from his position. The effective date of Mr. Bornak’s resignation will be determined by mutual agreement between him and the Company. The Company has commenced a search for Mr. Bornak’s replacement. The Company intends to continue to retain the services of Mr. Bornak in his current role in order to provide for a smooth transition.

Chairman, President and CEO Dennis Oates commented: “In the time that Mike has been with Universal Stainless he has brought some much needed leadership and organization to the finance function and staff. I want to acknowledge the contribution that Mike made to Universal Stainless, and wish him success in his future endeavors.”

Michael Bornak commented: “I have enjoyed working with the entire Universal management and finance teams, but at this juncture, it is time for me to concentrate my efforts on other matters.”

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. Established in 1994, the Company, with its experience, technical expertise, and dedicated workforce, stands committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the

Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

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